EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fleming Companies, Inc. on Form S-3 of our report dated February 18, 2000, appearing in the Annual Report on Form 10-K of Fleming Companies, Inc. and subsidiaries for the year ended December 25, 1999.

DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
June 30, 2000